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                                                                    EXHIBIT 23.2

                    Consent of Independent Public Accountants

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 22, 2000 included in HA-LO Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                            /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
May 19, 2000